EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24958) pertaining to McDonald's Corporation and in the related Prospectus of our report dated May 16, 1994, with respect to the financial statements and schedules of the McDonald's Corporation Profit Sharing Program included in this Form 10-K/A, Amendment No. 2 dated June 28, 1994 for McDonald's Corporation for the year ended December 31, 1993.





                                 /s/ Ernst & Young


   Chicago, Illinois
   June 28, 1994